SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2006

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On May 17, 2006, Great Plains Energy Incorporated (the “Company”) entered into an Underwriting Agreement with Merrill Lynch & Co. and Credit Suisse Securities (USA) LLC, as representatives of the underwriters named therein, and Merrill Lynch & Co., as Forward Seller, covering the issue and sale by the Company of 4,563,000 shares of its common stock and the sale of 1,755,000 shares of the Company’s common stock by the Forward Seller in connection with the Forward Sale Agreement discussed below. The Company also granted the underwriters an option (which was exercised in full on May 22, 2006) to purchase up to an additional 684,450 shares of common stock to cover over-allotments, if any, of the shares to be issued by the Company in the offering. The public offering price was $27.50 per share. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and the foregoing summary is qualified in its entirety by reference thereto.

Forward Sale Agreement

The Company also entered into a Forward Sale Agreement with Merrill Lynch Financial Markets, Inc., as Forward Purchaser, dated as of May 17, 2006, relating to the forward sale by the Company of 1,755,000 shares of common stock (the number of shares of common stock to be borrowed and sold by the Forward Seller pursuant to the Underwriting Agreement). The Forward Sale Agreement provides for settlement on a settlement date or dates to be specified at the Company’s discretion, subject to certain exceptions, no later than one year following the effective date of the Forward Sale Agreement at an initial forward sale price of $26.6062 per share, which is the public offering price of the Company’s shares of common stock in the offering less the underwriting discount, subject to adjustment as described below.

Subject to the provisions of the Forward Sale Agreement, the Company will receive an amount equal to $26.6062 per share, plus interest based on the federal funds rate less a spread, less scheduled decreases of $0.415 on each of May 25, 2006, August 25, 2006, November 27, 2006 and February 23, 2007, from the Forward Purchaser upon settlement of the Forward Sale Agreement if the Company elects to physically settle the Forward Sale Agreement by delivering solely shares of the Company’s common stock.

The Forward Purchaser will have the right to require the Company to physically settle the Forward Sale Agreement on a date specified by the Forward Purchaser upon the occurrence of certain events, including if (a) the Forward Purchaser is unable during certain periods to hedge its exposure to the transactions contemplated by the Forward Sale Agreement because of the lack of sufficient shares of the Company’s common stock being made available for borrowing by share lenders at a rate that is equal to or less than a specified threshold, (b) on any day following the date of the Forward Sale Agreement, the Company declares (i) any cash dividend above a specified threshold or (ii) certain non-cash distributions, issuances or dividends to existing holders of shares of its common stock, (c) either the Forward Purchaser or the Company has the right to designate an early termination date pursuant to Section 6 of the deemed ISDA Master Agreement (relating to bankruptcy or insolvency) that governs the Forward Sale Agreement or (d) certain merger events, certain tender offers, any nationalization, any delisting or any change in law (as each such term is defined in the Forward Sale Agreement) occurs. The Forward Purchaser’s decision to exercise its right to require the Company to settle the Forward Sale Agreement will be made irrespective of the Company’s need for capital. In the event that the Company elects, or is required, to settle the Forward Sale

Agreement with shares of common stock, delivery of such shares would likely result in dilution to the Company’s earnings per share and return on equity.

In addition, upon certain events of bankruptcy, insolvency or reorganization relating to the Company, the Forward Sale Agreement will terminate without further liability to either party. Following any such termination, the Company would not issue any shares, and it would not receive any proceeds pursuant to the Forward Sale Agreement.

Except under the circumstances described above, the Company has the right, in lieu of physical settlement of the Forward Sale Agreement, to elect cash or net physical settlement of the Forward Sale Agreement. If the Company elects cash or net physical settlement of the Forward Sale Agreement, the Forward Purchaser or one of its affiliates will purchase shares of the Company’s common stock in secondary market transactions over a period of time for delivery to stock lenders in order to unwind its hedge. If the price of the common stock at which the Forward Purchaser or its affiliate unwinds the Forward Purchaser’s hedge is below the applicable forward sale price, the Forward Purchaser will pay the Company such difference in cash (if the Company cash settles) or deliver to the Company shares of common stock having a market value equal to such difference (if the Company net physically settles). If the price of the Company’s common stock at which the Forward Purchaser or its affiliate unwinds the Forward Purchaser’s hedge exceeds the applicable forward sale price, the Company will pay the Forward Purchaser an amount in cash equal to such difference (if the Company elects to cash settle) or the Company will deliver to the Forward Purchaser a number of shares of common stock having a market value equal to such difference (if the Company elects to net physically settle). Any such difference could be significant. In addition, the purchases of shares of common stock by the Forward Purchaser or an affiliate thereof to unwind the Forward Purchaser’s hedge could cause the price of the Company’s common stock to increase over time, thereby increasing the number of shares or amount of cash the Company owes to the Forward Purchaser. The Forward Sale Agreement is attached hereto as Exhibit 1.2 and the foregoing summary is qualified in its entirety by reference thereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.
The exhibits accompanying this report are listed in the accompanying Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/Terry Bassham

Terry Bassham
Executive Vice President- Finance & Strategic Development and Chief Financial Officer

Date: May 23, 2006

Exhibit Index

The following exhibits are filed herewith and are exhibits to the Registrant’s Registration Statement on Form S-3, Registration No. 333-133891, as noted below:

Exhibit No.	Registration No. 333-133891 Exhibit No.	Description

1.1	1.2.1
Underwriting Agreement among Great Plains Energy Incorporated, Merrill Lynch & Co. and Credit Suisse Securities (USA) LLC, as representatives of the underwriters named therein, and Merrill Lynch & Co. as forward seller, dated May 17, 2006.

1.2	1.2.2	Confirmation of Forward Stock Sale Transaction between Great Plains Energy Incorporated and Merrill Lynch Financial Markets, Inc., dated May 17, 2006.

5.1	5.1	Opinion of Mark G. English, General Counsel and Assistant Secretary of Great Plains Energy Incorporated.